UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: August 14, 2014

                        Commission File Number 333-133347

                           PEPTIDE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Nevada                                                  98-0479983
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State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization                           Identification No.)

    601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (206) 236-9555

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2014, Peptide Technologies, Inc. ("the Company") entered into an Asset Purchase Agreement with All-Sea Coatings Ltd.

All-Sea Coatings Ltd has acquired from Peptide Technologies Inc. the non-commercialized re- formulated assets, that were developed by the Company in consideration of $10,000. (Ten Thousand Dollars) and a 3% Royalty of all Gross Sales & Revenue, to be paid to Peptide Technologies Inc. derived from All-Sea Coatings Ltd, until such a time should occur that Formulas and or All-Sea Coatings Ltd (The Company) is sld.

All-Sea Coatings Ltd shall cover all costs, expenses and capital, including all monies for additional research and development etc., required to commercialize all of the coatings.

All-Sea Coatings Ltd shall pay 10% of the gross sale to Peptide Technologies Inc. derived from any formula sold, out right, and or, if All-Sea Coatings (the Company) is purchased, 10% of the gross sale of All-Sea Coatings Ltd will be paid to Peptide Technologies Inc.



















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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PEPTIDE TECHNOLOGIES, INC.


By: /s/ Baxter Koehn
    ----------------------------------

Baxter Koehn
CFO

Date:  August 26, 2014




































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